Exhibit 3.1

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy
August 20, 2007

Job Number:	C20070820-1821
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested stat ments and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070568797-01	Amendment	1 Pages/1 Copies

Respectfully, /s/ Ross Miller ROSS MILLER Secretary of State By: /s/ Mary N. Pettersen Certification Clerk

Commercial Recording Division 202 N. Carson Street Carson City, Nevada 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carsoncity,Nevada89701.4299 (775) 684 5708 Website: sectetaryofstate.biz

	Filed in the office of /s/Ross Miller Secretary of State State of Nevada	Document Number 20070568797-01
Certificate of Amendment (PURSUANT TO NRS 78.386 AND 78.390)		Filing Date and Time 08/20/2007 1:30 PM
Entity Number E0057632005-1

USE BLACK INK ONLY- DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1, Name of corporation:

MICROCHANNEL TECHNOLOGIES CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):

CHANGE OF AUTHORIZED SHARES FROM

1,000,000 SHARES WITH  A PAR VALUE OF $0.0001

TO

:300,000,080 SHARES WITH A PAR VALUE OF $0.0001

articles of incorporation have. voted in favor of the amendment is:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be re uired b the rEvisions of the * articles of incorporation have voted in favor of the amendment is                NA

4. Effective date of filing (optional):                                   8/22/07
                                                      (must be no later than 90 days after the cerificate is filed)

5. Officer Signature (Required):                             X /s/ Harmel Rayat

*If any proposed amendment would alter or change any preference or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting powr thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form meet be accompanied by appropriate fees,

Nevada Secretary of State AM 78,385 Amend 2007
Revised on 01/01/07